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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): July 8, 2003






                                    TXU Corp.
            (Exact name of registrant as specified in its charter)





            TEXAS                    1-12833                  75-2669310

(State or other jurisdiction      (Commission File         (I.R.S. Employer
      of incorporation)              Number)              Identification No.)



            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)



        Registrant's telephone number, including Area Code - 214-812-4600




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 8, 2003, TXU Corp. announced that it intended to sell $475 million aggregate principal amount of its floating rate convertible senior notes due 2033 (the "Senior Notes") through a private offering. A copy of that press release is attached as Exhibit 99.1. On July 9, 2003, TXU Corp. announced that it had priced $475 million aggregate principal amount of the Senior Notes. A copy of that press release is attached as Exhibit 99.2.

The Senior Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

       The following exhibits are filed herewith:

       99.1 Press Release issued July 8, 2003 regarding private placement of floating rate convertible senior notes.

       99.2 Press Release issued July 9, 2003 regarding pricing of private placement of floating rate convertible senior notes



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TXU CORP.


                                By:      /s/ H. Dan Farell
                                   --------------------------------------------

                                   Name:  H. Dan Farell
                                   Title: Executive Vice President and Chief
                                          Financial Officer

Date:    July 10, 2003





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                                  EXHIBIT INDEX



Item No.    Description

99.1 Press release of TXU Corp. announcing private offering of floating rate convertible senior notes, dated July 8, 2003.

99.2 Press release of TXU Corp. announcing pricing of floating rate convertible senior notes, dated July 9, 2003.